EXIBIT 10.11
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                         EXECUTIVE EMPLOYMENT AGREEMENT

         This executive employment agreement (hereinafter "Agreement") is entered into as of this twenty-sixth (26th) day of January, 2001, between the undersigned parties, National Datacomputer, Inc., a Delaware corporation, together with its wholly-owned subsidiaries, its successors and assigns (hereinafter collectively the "Company"), and Dr. Malcolm Bibby of Weston, Massachusetts (hereinafter the "Executive"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties have agreed as follows:

         1. Position: Executive shall have the title of Chief Executive Officer of National Datacomputer, Inc. and the Executive's duties and responsibilities shall include those that are traditionally associated with that position and as may be assigned to the Executive by the Board of Directors from time to time. Executive will be subject to the supervision, direction and control of the Board of Directors, to whom he will be responsible. Executive will work at the Company's Billerica facility and will devote his best efforts, business judgment, skill and knowledge to the performance of his duties and shall devote his full time and attention during business hours to the business and affairs of the Company as is necessary for the fulfillment of his obligations to the Company hereunder.

         2. Term of Employment: The position is temporary, with the term beginning on January 1, 2001 and ending on March 31, 2001 ("Termination Date"). The Parties may terminate the Executive's employment prior to the termination date only by mutual agreement expressed in a written document executed by the Parties. The Parties may also extend the Termination Date of the Executive's employment by mutual agreement. Such extension may only extend the Termination Date by one month and any agreement of the Parties to extend the Termination Date must be expressed in a written document executed by the Parties no fewer that seven days prior to the Termination Date. The Parties are in no way limited to the number of Termination Date extensions to which they may agree.

         3.  Compensation:

         (a) Salary. Executive's salary will be $25,000.00 per month payable in installments of $11,538.46 every two weeks in which the Executive is employed. Upon the termination of the Executive's employment the Executive is entitled to receive only that pro rata share of salary earned as of the Termination Date. In addition, the Executive will be eligible to receive a discretionary incentive bonus, based upon the achievement of Company goals to be determined by the Board of Directors.

         (b) Benefits. The Parties acknowledge that the Executive currently participates in a number of employee benefits plans including the Company 401K plan and group
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medical insurance plan. Executive shall remain entitled to continued
participation in such plans and shall also be entitled to participate in any other employee benefit plans which the Company provides or may establish for the benefit of its employees generally (including, without limitation, group life, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans), but only if and to the extent provided in such employee benefit plans.

         (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by the Executive in furtherance of the Company's business in accordance with reasonable policies adopted from time to time by the Company.

         4.  Prohibited Competition.

         (a) Covenants Not to Compete. During the period in which the Executive performs services for or at the request of the Company (the "Term") and for a period of two (2) years following the expiration or termination of the Term, whether such termination is voluntary or involuntary, the Executive shall not, without the prior written consent of the Company:

         (i) either individually or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is directly or indirectly competitive with the current business of the Company anywhere in the world; provided, however, that nothing contained herein shall preclude the Executive from purchasing or owning securities of any such business if such securities are publicly traded, and provided that the Executive's holdings do not exceed two (2%) percent of the issued and outstanding securities of any class of securities of such business; or

         (ii) otherwise interfere with, disrupt or attempt to interfere with or disrupt the relationship between the Company of any of its affiliates and any customer, supplier, lessor, licensor, contractor or employee of the Company; or

         (iii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Company, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a sales presentation (or similar offering of services); or

         (iv) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of


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         the Company to leave the services of the Company or any such parent, subsidiary or affiliate for any reason.

         (b) Reasonableness of Restrictions and Survival. Executive recognizes and acknowledges that the types of employment which are prohibited by this
Section 4 are narrow and reasonable in relation to the nature and scope of the Company's business and the skills which represent the Executive's principal salable asset both to the Company and to the Executive's other prospective employers.

         5. Protected Information. The Company has developed, uses and maintains trade secrets1/ and other confidential and proprietary information including, without limitation, technical data and specifications, business and financial information, product and marketing plans, customer and client confidential information, customer and client lists, customer, client and vendor identities and characteristics, agreements, marketing knowledge and information, sales figures, pricing information, marketing plans, business plans, strategy forecasts, financial information, budgets, software, projections and procedures, and Inventions (as defined in Section 6), in written, oral, electronic and/or other forms and further is entrusted with such information by other persons and entities with which it does business or otherwise has relationships ("Confidential Information"), and the Company has taken and shall continue to take all reasonable measures to protect the confidentiality of such Confidential Information. Executive acknowledges that during his employment with the Company he will be given direct access to and knowledge of Confidential Information.

         Executive agrees that all such Confidential Information is and shall remain the sole property of the Company and that he will hold in strictest confidence, and will not, either during or after the termination of his employment (except as required in the course of the Executive's duties on behalf of the Company), use, disclose or give to others (whether a business, firm, entity, person or otherwise), either directly or indirectly, any of the Confidential Information or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to the Executive in the course of his employment with the Company. Executive hereby acknowledges that he understands his obligations under the federal insider trading laws including those arising under Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended.

         Executive's obligation of confidentiality under this Agreement does not apply to information that (a) becomes a matter of public knowledge through no fault of the Executive or (b) must be disclosed pursuant to lawful subpoena, court order or statutory requirement. However, the Executive agrees that in the event he is questioned by anyone not employed by the Company, or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any such Confidential Information or any other secret or confidential

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1/   The term "trade secrets," as used in this Agreement, shall be given its broadest possible interpretation under Massachusetts law and shall include, but not be limited to, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production or management information, design, process, procedure, formula, invention or improvement; and other confidential and proprietary information and documents.

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work of the Company, he will promptly notify the President and Chairman of the
Board of Directors of the Company. Executive further agree that he will return all Confidential Information, including all copies and versions of such Confidential Information (including but not limited to information maintained on paper, disk, CD-ROM, network server, or any other retention device whatsoever) and other property of the Company, to the Company immediately upon termination of his employment.

         The terms of this Section 5 of this Agreement are in addition to, and not in lieu of, any other contractual, statutory or common law obligations that the Executive may have relating to the protection of the Company's Confidential Information or its property. The terms of this section shall survive indefinitely the Executive's employment with the Company.

         6. Proprietary Information and Inventions: The Parties acknowledge that they previously executed a "Proprietary Information and Inventions Agreement" (hereinafter "PII Agreement") effective January 1, 1998. The Parties specifically incorporate herein all of the terms and conditions of the PII Agreement and agree that the terms and conditions of the PII Agreement shall remain in full force and effect. To the extent that any term in this Agreement conflicts with a term in the PII Agreement, the term of this Agreement shall govern.

         7. Necessary and Reasonable Restrictions. Executive specifically agrees that the provisions of Sections 4-6 of this Agreement are necessary and reasonable to protect the Confidential Information, property rights and business interests of the Company and those persons and entities which provide it with Confidential Information. In particular, the Executive acknowledges that he understands the restrictions on his employment in Section 4 of this Agreement, and that given his skills and work experience, such restrictions will not prevent him from earning a living in his general field of occupation during the term of such restrictions. Executive further agrees that a breach or threatened breach by him of Sections 4-6 of this Agreement would pose the risk of irreparable harm to the Company, and that in the event of a breach or threatened breach of any of such covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

         8. Disclosure to Future Employers. Executive agrees that he will provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in Sections 4, 5 and 6 of this Agreement to any business or enterprise which the Executive may directly, or indirectly, own, manage, operate, finance, join, control or in which the Executive participates in the ownership, management, operation, financing, or control, or with which the Executive may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

         9. Records. Upon termination of the Executive's employment with the Company, the Executive shall deliver to the Company any property of the Company which may be in his

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possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

         10. No Conflicting Agreements. Executive hereby represents and warrants that he has no commitments or obligations inconsistent with this Agreement and hereby agrees to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances proved to be inconsistent with such representation and warranty.

         11.  General.

         (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

         If to The Company:
              National Datacomputer, Inc.
              900 Middlesex Turnpike, Building #5
              Billerica, MA  01821
              Attn: Each Member of the Board of Directors

         If to the Executive:
              Malcolm M. Bibby
              47 Whitney Tavern Road
              Weston, Massachusetts 02493

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, with the sole exception of the Proprietary Information and Inventions Agreement, as indicated in paragraph 6 of this Agreement.

         (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Parties hereto.

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         (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which the Executive is principally involved. Executive's rights and obligations under this Agreement may not be assigned by the Executive without the prior written consent of the Company.

         (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the Parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the Parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         (g) Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

         (h) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the Parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 11(a) hereof.

         (i) Severability. The Parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and the Executive agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

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         (j) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

         (k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         (l) Expenses. Should any party be finally determined as having breached this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

         (m) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         By signing this Agreement, the Executive acknowledges that he has had adequate opportunity to review this Agreement, to reflect upon and consider the terms and conditions of this Agreement and how they may affect him, that he fully understands this Agreement's terms, and that he is agreeing voluntarily to its terms.

Accepted and Approved:


NATIONAL DATACOMPUTER, INC.


By: ________________________________        By: ________________________________
Name:                                       Name:
Title: Director                             Title: Director

Date:_______________________________        Date:_______________________________



_____________________________
Dr. Malcolm Bibby

Date:________________________



















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